Filed Pursuant To Rule 433

Registration No. 333-275079

January 29, 2024

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1752013859416875385

Text: $GBTC stands as the industry's largest Bitcoin investment vehicle by AUM as of 01/26/24, providing investors with exposure to the potential of #Bitcoin within an ETF.
For details and disclosures, visit: etfs.grayscale.com/gbtc

GRAYSCALE | ETFs
WHY GBTC? PERFORMANCE HISTORY HOW TO INVEST GBTC RESOURCES FAQ INVEST NOW

GRAYSCALE ETFS Why GBTC Performance History How to invest GBTC resources FAQS Invest NOW

Grayscale Bitcoin Trust ETF The world's largest bitcoin ETF* GBTC

*by AUM as of 1/10/2024

Link: https://etfs.grayscale.com/gbtc

LinkedIn:

Live Address: https://linkedin.com/feed/update/urn:li:share:7157779532119248897

Text: #GBTC stands as the industry's largest Bitcoin investment vehicle by AUM as of 01/26/24, providing investors with exposure to the potential of #Bitcoin within an ETF.
For details and disclosures, visit: etfs.grayscale.com/gbtc

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services LLC is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

GRAYSCALE ETFS Why GBTC Performance History How to invest GBTC resources FAQS Invest NOW

Grayscale Bitcoin Trust ETF The world's largest bitcoin ETF* GBTC

*by AUM as of 1/10/2024

Link: https://etfs.grayscale.com/gbtc

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/1373638080180580

Text: #GBTC stands as the industry's largest Bitcoin investment vehicle by AUM as of 01/26/24, providing investors with exposure to the potential of #Bitcoin within an ETF.
For details and disclosures, visit: etfs.grayscale.com/gbtc

-

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services LLC is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

GRAYSCALE ETFS Why GBTC Performance History How to invest GBTC resources FAQS Invest NOW

Grayscale Bitcoin Trust ETF The world's largest bitcoin ETF* GBTC

*by AUM as of 1/10/2024

Link: https://etfs.grayscale.com/gbtc

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.